Exhibit 2.1


Christopher R. Kaup
State Bar No. 014820                                            FILED
TIFFANY & BOSCO                                             APR 1 \ 2002
FIFTH FLOOR VIAD TOWER                                     UNITED STATES
1850 NORTH CENTRAL AVENUE                                 BANKRUPTCY COURT
PHOENIX, ARIZONA 85004-4546                          FOR THE DISTRICT OF ARIZONA
TELEPHONE: (602) 255-6000
FACSIMILE: (602) 255-0103

Attorneys for the Debtors

                         UNITED STATES BANKRUPTCY COURT

                              DISTRICT OF ARIZONA

In re:                                          | Chapter 11 Proceedings
                                                |
E-BIZ ENTERPRISES, INC.,                        | Case Nos. 01-11843-ECF-CGC and
a Nevada corporation,                           | 01-11844-ECF-CGC
                                                |
              Debtors.                          | (Jointly Administered)
------------------------------------------------|
In re:                                          | ORDER CONFIRMING AMENDED
                                                | JOINT PLAN OF REORGANIZATION
JONES BUSINESS SYSTEMS, INC.,                   |
a Texas corporation,                            |
                                                |
              Debtors.                          |
------------------------------------------------|

     The Amended Joint Plan of Reorganization (the "Plan") under Chapter 11 of the Bankruptcy Code filed on or about January 24, 2002 by EBIZ Enterprises, Inc. ("EBIZ") and Jones Business Systems, Inc. ("JBSI"), the Debtors and Debtors-in-Possession (collectively, the "Debtors") in the above-captioned Bankruptcy Case; and the Plan and Disclosure Statement approved by the Court having been made available to holders of all claims and equity security interests on the Debtors' Website at www.ebizenterprises.com\reorgplan ; and a hard copy of

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the  Disclosure  Statement  and all  exhibits  thereto  also  having  been  made available from the offices of Counsel for the Debtors; and the opportunity to receive a hard copy via first class mail having been provided to all such persons in accordance with this Court's Order Granting Motion For Special Procedures Relating to Service of the Amended Joint Plan of Reorganization and the Disclosure Statement (the "Special Procedures Order"), entered on February 21, 2002; and copies of the Notice Regarding Chapter 11 Plan and Disclosure Statement having been served upon all creditors, equity security holders and parties-in-interest, in accordance with the Special Procedures Order; and

     It having been found and determined by this Court, after notice and hearing pursuant to I 1 U.S.C.ss.1128(a) and Rule 2002(b), Fed.R.Bankr.P., that:

     1. The Disclosure Statement approved by Order of the Court dated February 21, 2002 contains adequate information regarding the claims of the creditors and equity interests of the stockholders of the Debtors and the distributions of securities and payment of monies to all creditors and holders of equity security interests of the Bankruptcy Estates through the Plan;

     2. The Plan complies with the applicable provisions of the Code;

     3. The Debtors have complied with the applicable provisions of the Code;

     4. The Plan has been proposed in good faith and not by any means FORBIDDEN BY LAW;

     5. Any payment made or to be made by the Debtors or any person issuing securities or acquiring property under the Plan, for services or for costs and expenses in or in connection with the case, or in connection with the Plan and incident to the case, has been approved by, or is subject to the approval of, the Court as reasonable;

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     6.  The  Debtors  have  disclosed  the  identity  and  affiliations  of any individual proposed to serve, after Confirmation of the Plan, as a director, officer or voting trustee of the Debtors, the appointment to or continuance in such office of such persons is consistent with the interest of creditors and equity security holders and with public policy; and the Debtors have further disclosed the identity of all insiders who will be employed by the Debtors and the nature of any compensation for said insiders;

     7. With respect to each impaired class of claims or interests, each holder of a claim or interest of such class has accepted the Plan or will receive or retain under the Plan on account of such claim or interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated wider Chapter 7 of the Bankruptcy Code;

     8. With respect to each class of claims or interests, each such class has accepted the Plan or the applicable elements of 11 U.S.C. ss.1129(b)(2) have been satisfied as to that class;

     9. Except to the extent that the holder of a particular claim has agreed to a different treatment of such claim, the Plan provides that:

          A. With respect to each claim of a kind specified in 11 U.S.C. ss.507(a)(1) or ss.507(a)(2) of the Code on the Effective Date of the Plan the holder of each such claim will receive on account of such claim cash equal to the allowed amount of such claim;

          B. With respect to a class of claims of a kind specified in 11 U.S.C.ss.507(a)(3), 507(a)(4), 507(a)(5), 507(a)(6) or 507(a)(7) of the Code,
each holder of a claim of such class will receive, if such class has accepted the Plan, deferred cash payments of a

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value, as of the Effective Date of the Plan, equal to the allowed amount of such claim; or, if such ,lass has not accepted the Plan, cash on the Effective Date of the Plan, equal to the allowed amount of such claim; and

          C. With respect to a claim of a kind specified in 11 U.S.C. ss.507(a)(8) )f the Code, the holder of each such claim will receive on account of such claim deferred cash payments, over a period not exceeding six years following the date of assessment of such claim, )f a value, as of the Effective Date of the Plan, equal to the allowed amount of such claim.

     10. At least ONE CLASS OF CLAIMS has accepted the Plan, determined without including any acceptance of the Plan by an insider holding a claim of such class;

     11. Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or the Reorganized Debtor under the Plan;

     12. All fees payable, pursuant to 28 U.S.C.ss.1930, have been paid or the Plan provides for the payment of all such fees on the Effective Date of the Plan;

     13. The Debtors provided no retiree benefits, as that term is defined in ll U.S.C.ss.1114; therefore, the requirements of 11 U.S.C.ss.1129(a)(13) are inapplicable to the case at bar and the Plan; and

     14. The Plan meets the requirements of 11 U.S.C.ss.ss.112.2 &. 1123.

     IT IS HEREBY ORDERED that the findings set forth above and conclusions of law stated herein below shall constitute the Court's findings of fact and conclusions of law, pursuant to Rule 7052, Fed.R.Bankr.P., made applicable to this proceeding pursuant to Rule 9014, Fed.R.Bankr.P. To the extent that any findings of fact shall be determined to be a conclusion of law, it shall be so deemed and vice versa:

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     IT IS FURTHER  ORDERED that all objections to confirmation of the Plan have been resolved and withdrawn or are, hereby, overruled;

     IT IS FURTHER ORDERED that the Disclosure Statement approved by Order of the Court dated February 21, 2002 contains adequate information for the Plan proposed by the Debtors;

     IT IS FURTHER ORDERED that, except with respect to any entity which is an underwriter as defined by 11 U.S.C. ss.1145(b), Section 5 of the Securities Act of 1933 and any State or local laws requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in a security do not apply to: (1) the issuance, sale and distribution under the Plan, as modified, of any securities of the Debtors or of any affiliate participating as a coproponent of the Plan in exchange for a claim against, an interest in, or an administrative expense claim in the above-captioned case concerning the Debtors or any such affiliate; (2) the offer of a security through any warrant that was issued, sold and distributed in the manner provided for above or the sale of a security upon the exercise of any such warrant; (3) a transaction by a stockbroker in a security that is executed after a transaction of a kind specified above in such security and before the expiration of forty (40) days after the first date on which such security was bonafide, offered to the public by the issuer or by or through an underwriter, if such stockbroker provides, at the time of or before such transaction by such stockbroker, the Disclosure Statement approved by this Court on February 21, 2002;

     IT IS FURTHER ORDERED that the modifications to the Plan set forth in the Immaterial Modifications to Amended Joint Plan of Reorganization filed by the Debtors on April 3, 2002, the Second Immaterial Modifications to Amended Joint Plan of Reorganization filed by the Debtors on April 9, 2002 and the Third Immaterial Modifications to Amended Joint Plan of

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Reorganization  filed by the Debtors on April 11, 2002 are not  material  and do not modify the Plan so that it fails, as so modified, to meet the requirements of 11 U.S.C. ss.1122 & 1123, and those modifications are incorporated into and are a part of the Plan;

     IT IS FURTHER ORDERED that the following language relating to the claims and remedies of the Arizona Department of Revenue be added to Article VII(A) of the Plan:

          The failure of the Debtor to comply with the provisions of the Plan concerning the liability owed to the Arizona Department of Revenue, which includes, but is not limited to, the failure to make the full and timely payment(s) shall constitute a default of the Plan. If the Debtor fails to cure the default within ten (10) days after written notice of the default from the Arizona Department of Revenue or its agents, the entire balance due the Arizona Department of Revenue shall be immediately due and owing. Further, in the event of a default, the Arizona Department of Revenue may enforce the entire amount of its claim, exercise any and all rights and remedies under applicable nonbankruptcy law, which includes, but is not limited to, state tax collection procedures, and any other such relief as may be deemed appropriate by the Bankruptcy Court; and

     IT IS FURTHER ORDERED that the Amended Joint Plan of Reorganization filed by the Debtors on January 24, 2002, a copy of which is attached hereto as Exhibit "1," as modified by the Immaterial Modifications to Amended Joint Plan of Reorganization filed by the debtors on April 3, 2002, the Second Immaterial Modifications to Amended Joint Plan of Reorganization filed by the Debtors on April 9, 2002, the Third Immaterial Modifications to Amended Joint Plan of Reorganization filed by the Debtors on April 11, 2002 and the Incorporation of the above-referenced language, is confirmed.

     DATED this 11th day of April, 2002.


                                     /s/ Charles G. Case
                                     -----------------------------------
                                     Honorable Charles G. Case
                                     United States Bankruptcy Judge

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APPROVED AS TO FORM AND CONTENT:
OFFICE OF THE ATTORNEY GENERAL


By: ___________________________________
    Robert Hall, Esq.
    1275 W. Washington
    Phoenix, Arizona 85007
    Attorney for Arizona Dept. of Revenue

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                         UNITED STATES BANKRUPTCY COURT

                               DISTRICT OF ARIZONA


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                                KEVIN E. O'BRIEN
                                CLERK OF COURT